Exhibit 10.12

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Agreement

on

Subsequent Collaboration

between

Robert Bosch GmbH

Bosch Automotive Products (Suzhou) Co., Ltd.

WeRide Inc.

Wuxi WeRide Intelligent Technology Co., Ltd.

and

Guangzhou WeRide Technology Limited Company

TABLE OF CONTENTS

Preamble		3

1.	Collaboration between the Parties	4

2.	Bosch Investment in WeRide	5

3.	Obligation of WeRide China to enter into License and Collaboration Agreement	6

4.	Negotiation and Execution of the License and Collaboration Agreement	6

5.	Compensation for Loss of Opportunity	7

6.	Exclusivity Undertaking	8

7.	Indemnification for [***]	9

8.	Term and Termination	9

9.	Confidentiality	10

10.	General Provisions	11

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Agreement on Subsequent Collaboration

between

(1)

Robert Bosch GmbH, incorporated under the laws of the Federal Republic of Germany, registered in the commercial register of the local court of Stuttgart under no. *****, with business address at ***** (“Bosch”);

(2)	Bosch Automotive Products (Suzhou) Co., Ltd., incorporated under the laws of the People’s Republic of China, uniform social credit code *****, with registered address at ***** (“Bosch China”);

(3)

WeRide Inc., incorporated under the laws of Cayman Islands, with its registered office at P.O. Box 472, 2nd Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands (“WeRide”);

(4)	Wuxi WeRide Intelligent Technology Co., Ltd., incorporated under the laws of the People’s Republic of China, uniform social credit code *****, with registered address at ***** (“WeRide China”); and

(5)	Guangzhou WeRide Technology Limited Company, incorporated under the laws of the People’s Republic of China, uniform social credit code *****, with registered address at ***** (“WeRide Guangzhou”)

Preamble

(A)

Bosch is a leading international technology and services company which combines vehicle technology, data cloud and services to develop innovative solutions for new mobility solutions. Bosch China is a Chinese subsidiary of Bosch.

(B)	WeRide is a leading commercial-stage global company that develops autonomous driving technologies from the second to the fourth SAE automation level.

(C)	Whereas Bosch possesses the professional expertise and technical knowledge related to driver assistance systems and WeRide China holds rights to certain driving and parking technology.

(D)

Whereas, the Parties intend to collaborate in the development and distribution of an L2 [***] driver assistance system for passenger vehicles with 7 or fewer seats (including driver seat) comprising (i) driving functionalities for highway (Highway Navigate on Autopilot – H-NOA) and urban scenarios (Urban Navigate on Autopilot – U-NOA) and/or (ii) parking functionalities in combination with driving functionalities for urban scenarios (Urban Navigate on Autopilot – U-NOA) (“Product”) initially in the [***] market and potentially worldwide. Navigation on Autopilot means a function that enables autonomous driving (SAE level L2) from point to point based on navigation route planning in highway/urban environment.

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(E)

Bosch already holds shares in WeRide, the holding company of WeRide China. Only in the light of the intended collaboration and to add value to the intended collaboration, Bosch plans to make a further Investment (as defined in section 2.1) in WeRide and, in case of delay of the Investment, grant a convertible loan to WeRide as a temporary arrangement.

(F)	[***].

Based on the foregoing, Bosch, Bosch China, WeRide, WeRide China and WeRide Guangzhou the (together the “Parties”, each a “Party”) agree as follows (“Agreement”):

1.	Collaboration between the Parties

1.1

Bosch China and WeRide China intend to, inter alia, introduce the Product, to end customers in the [***] market (“Target Territory”; the intention, including the steps set forth in sections 1.2 and 1.3, collectively the “Collaboration”). For the avoidance of doubt, Products manufactured by OEM in the Target Territory intended for end customers outside the Target Territory are not included in the scope of the Collaboration. If Bosch China or WeRide China wishes to add additional markets to the Target Territory, the relevant Parties shall discuss in good faith a corresponding extension of the Target Territory.

1.2

Bosch China and WeRide China aim to collaborate to develop a market-ready Product, designed to fulfil either standard product requirements or the requirements of individual customer projects, based on the foregoing contributions as further described in the term sheet attached hereto as Annex 2 (“Term Sheet”):

a)	WeRide China shall undertake further research and development in relation to, and provide, [***] (“WeRide Software Deliverables”).

b)	Bosch China will undertake the system integration of WeRide China’s and Bosch China’s software deliverables and declare release of the final Product. Bosch is responsible for [***]. [***].

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1.3	Bosch China shall be entitled to market, sell, deliver, maintain, support and otherwise service the Product whether directly or through any third party, to customers in the Target Territory.

2.	Bosch Investment in WeRide

2.1

Subject to section 2.2, the obligations to enter into the License and Collaboration Agreement and to effect the Compensation Payment as set forth in sections 3 and 5 shall only apply if Bosch has bindingly committed to close, or has closed, an investment in an amount of USD [***] (in words: [***]) in WeRide (“Investment”) by acquiring shares in WeRide.

2.2

In case the Investment has not occurred until the License and Collaboration Agreement is ready for execution, Bosch China has the right to request WeRide China to enter into the License and Collaboration Agreement as set forth in section 3 simultaneously (Zug-um-Zug) with

a)

Bosch or an Affiliate of Bosch and WeRide entering into a convertible loan agreement under which Bosch or the respective Affiliate of Bosch shall provide a convertible loan to WeRide in the amount of USD [***] (in words: [***]) (“Convertible Loan Agreement”) which will be automatically converted

(i)

upon an initial public offering of WeRide (“IPO”), into ordinary shares of WeRide at a conversion price equal to the IPO issue price if the IPO occurs on or before [***] (“Investment Long Stop Period”); or

(ii)

upon the day after the Investment Long Stop Period if an IPO does not occur before expiry of the Investment Long Stop Period, into preferred shares of WeRide at a conversion price equal to the qualified IPO issue price as valuated by Morgan Stanley or JP Morgan (at the option of WeRide);

and

b)

WeRide furnishing an unconditional, irrevocable bank guarantee waiving the plea of anticipatory action in the amount of USD [***] (in words: [***]) by an internationally acknowledged first class bank headquartered in Switzerland or the United States to secure Bosch’s claim for repayment under the Convertible Loan Agreement which may be called upon only in the event that WeRide become insolvent or bankrupt under applicable laws before expiry of the Investment Long Stop Period, or, if an IPO does not occur before expiry of the Investment Long Stop Period, until the conversion of the loan into preferred shares of WeRide according to section 2.2a)(ii) has been completed.

If it becomes apparent to WeRide that the IPO will likely not occur before expiry of the Investment Long Stop Period, WeRide shall inform Bosch thereof without undue delay, if possible no later than [***] before the expiry of the Investment Long Stop Period. In such case, Bosch and WeRide shall take best efforts to ensure that the conversion of the loan into preferred shares is completed within [***] months after expiry of the Investment Long Stop Period.

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2.3

Subject to applicable laws and regulations, WeRide agrees to use commercially reasonable efforts to exempt shares to be acquired by Bosch or its Affiliate in the Investment (but excluding the preferred shares issuable under section 2.2a)(ii)) from any lock-up agreement that may be required by underwriter(s).

3.	Obligation of WeRide China to enter into License and Collaboration Agreement

3.1

Subject to the conditions set forth in section 2 (as applicable) and provided Bosch China and WeRide China agreed on the details not specified in the Term Sheet in good faith, WeRide and WeRide China are obligated to enter into a final long-form license and collaboration agreement with respect to the Collaboration with Bosch China, substantially including the key terms set forth in the Term Sheet (such agreement the “License and Collaboration Agreement”). WeRide and WeRide China shall execute the License and Collaboration Agreement as agreed with Bosch China in the form set forth in section 10.5 by [***] (“Collaboration Long Stop Date”).

3.2	WeRide and WeRide China shall cooperate with Bosch China in agreeing on an escrow agent and negotiating and signing the escrow agreement as set forth in the Term Sheet.

3.3

The aim of the Term Sheet is to set out the essential contractual content for the License and Collaboration Agreement, which is still to be negotiated in detail. The Parties are aware and agree that certain ancillary aspects with regard to the Collaboration are not contained in the Term Sheet, but still need to be discussed and negotiated in connection with the License and Collaboration Agreement.

4.	Negotiation and Execution of the License and Collaboration Agreement

4.1	For the negotiation and execution of the License and Collaboration Agreement, the Parties shall adhere to the following timeline:

a)	Drafting of the License and Collaboration Agreement by Bosch China’s counsel and determination of a reputable escrow agent by the relevant Parties until [***];

b)	Negotiation of the License and Collaboration Agreement and the escrow agreement by Bosch China and WeRide China (and the respective escrow agent) until [***];

c)	Execution of the License and Collaboration Agreement and the escrow agreement until the Collaboration Long Stop Date.

4.2

WeRide and WeRide China shall grant Bosch and Bosch China, their Affiliates and their advisors, and Bosch and Bosch China shall grant WeRide China, its Affiliates and its advisors, access to any information reasonably required for the preparation and negotiation of the License and Collaboration Agreement.

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4.3

The Parties may, after the Effective Date and by completing and signing an amendment to this Agreement in the form set forth in section 10.5, mutually agree on a rescheduled timeline, in particular a postponement of the Collaboration Long Stop Date.

5.	Compensation for Loss of Opportunity

5.1

Subject to the conditions set forth in section 2 (as applicable), WeRide and WeRide China shall be jointly and severally liable to pay to Bosch China a compensation in an amount of USD [***] (in words: [***]) (“Compensation Payment”) if WeRide and WeRide China have not bindingly executed a version of the License and Collaboration Agreement, which is substantially in line with the key terms set forth in the Term Sheet, approved by Bosch China by the Collaboration Long Stop Date in the form set forth in section 10.5 (“Compensation Due Date”), irrespective of fault. This shall also apply if WeRide or WeRide China has not executed the License and Collaboration Agreement because Bosch China and WeRide China could not agree on all contractual details of the License and Collaboration Agreement despite good faith negotiations. For the avoidance of doubt, WeRide China or WeRide shall not be entitled to any compensation in case of the non-execution of the License and Collaboration Agreement.

5.2

Subject to section 5.1, the Compensation Payment shall become due and payable by WeRide and WeRide China immediately upon the Compensation Due Date. WeRide Guangzhou guarantees in the form of an independent guarantee promise the fulfilment of the Compensation Payment and is thus jointly and severally liable with WeRide and WeRide China for the Compensation Payment.

5.3	Payment shall be made in USD or Chinese Yuan to the following bank account:

Bank Name: *****

Bank Address: *****

Bank Key: *****

Swift Code: *****

Bank Account: *****

In case payment is made in Chinese Yuan, WeRide, WeRide China and WeRide Guangzhou shall be entitled to convert the Compensation Payment (or parts thereof) into Chinese Yuan at the conversion rates set by the US Federal Reserve System as of the date of the payment.

WeRide China shall bear all transaction fees and charges associated with the transfer of the Compensation Payment. Bosch China is entitled to set off any due and enforceable Compensation Payment from and against any due amounts owed by Bosch China to WeRide China or WeRide Guangzhou, including any amounts in Chinese Yuan. In case of a set off against amounts owed in Chinese Yuan, Bosch China shall be entitled to convert the Compensation Payment (or parts thereof) into Chinese Yuan at the conversion rates set by the US Federal Reserve System as of the date of the declaration of set-off.

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5.4

The Compensation Payment shall not be construed as a waiver of any further rights or claims Bosch and/or Bosch China may have under this Agreement or under applicable law and the payment of the Compensation Payment shall not preclude Bosch and/or Bosch China from pursuing any other remedies available.

5.5

This section 5 is intended to create a binding obligation on the part of WeRide and WeRide China to compensate Bosch for a less valuable investment due to loss of business influence in the event of the non-execution of the License and Collaboration Agreement and reflects the agreement of the Parties that the sum of USD[***] represents a genuine estimate of the losses that would be suffered by Bosch in such circumstances.

6.	Exclusivity Undertaking

6.1

Bosch China and WeRide China undertake to exclusively negotiate the License and Collaboration Agreement for the duration of this Agreement. During the term of this Agreement (“Exclusivity Period”), the Parties agree not to, directly or indirectly, through its Affiliates and/or directors, officers, employees or advisors,

a)

pursue, initiate, solicit, encourage or facilitate any inquiry, proposal or offer by any person or entity other than the respective other Parties or any of their Affiliates with respect to the Collaboration;

b)

enter into, continue, participate or be otherwise involved in any discussions or negotiations to cooperate with any person or entity other than the other Parties or any of their Affiliates with respect to the Collaboration; or

c)

make any offer to, undertake to or enter into any agreement or other arrangements of similar nature with any person or entity other than the other Parties or any of their Affiliates with respect to the Collaboration.

6.2	During the Exclusivity Period and, thereafter, until [***] (“Extended Exclusivity Period”),

a)

subject to section 6.4, without the prior written consent of WeRide, Bosch China shall not, and shall cause its Affiliates not to, on its own, in collaboration with or through third parties, enter into or perform any agreement or deliver to any customer the Products or other products with the same or similar functionality in the Target Territory (excluding products intended for end customers outside the Target Territory) unless WeRide China or its Affiliates are involved in the development of the such products and are entitled to the royalty according to the Term Sheet; and

b)

without the prior written consent of Bosch, WeRide Inc. and WeRide China shall not, and shall cause their Affiliates not to, on their own, in collaboration with or through third parties, enter into or perform any agreement or deliver the Products, the WeRide Software Deliverables (or substantial parts thereof, excluding any submodules) or other products or software with the same or similar functionality (excluding products intended for end customers outside the Target Territory) to any customer other than Bosch, Bosch China or their Affiliates in the Target Territory.

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For the avoidance of doubt, Bosch China, WeRide China and/or their Affiliates shall not be prohibited to develop the Product and/or products with the same or similar functionality for the Target Territory during the Exclusivity Period and the Extended Exclusivity Period, provided that any delivery to a customer during the Exclusivity Period and the Extended Exclusivity Period shall be strictly prohibited as set forth in this section 6.2.

6.3

In the event of any violation by a relevant Party of the obligations set forth in this section 6, the violating Party agrees to pay to the relevant other Party/Parties a contractual penalty of USD[***] (in words: [***]). Sales and deliveries to different customers shall be regarded as separate violations; in the event of a continuous sale/delivery of the same products to the same customer, the contractual penalty shall be due again for each commenced month of violation. Further rights and claims in connection with such violation, including the claim for injunctive relief and any claims for damages, against which the contractual penalty shall be applied, shall remain unaffected.

6.4

Bosch’s, Bosch China’s and/or any of their Affiliates’ performance of customer and/or collaboration agreements in connection with development and/or delivery of the Products or products with same or similar functionality existing at the Effective Date shall not constitute a breach of this section 6.

7.	Indemnification for [***]

7.1	WeRide and WeRide China hereby represent and warrant that the [***] provided by them, their Affiliates and/or their legal counsels for the assessment of [***] are complete, accurate and correct.

7.2

WeRide and WeRide China shall be jointly and severally liable to defend, indemnify and hold harmless Bosch, Bosch China, and their respective employees, officers, directors and members of statutory bodies (including Geschäftsführer) from and against any liability, losses, claims, damages, demands, costs and expenses, including reasonable legal attorney’s fees or disbursements, that incur as a result of any claims or demands (including fines or other financial sanctions) raised or made by any [***] authorities, courts or other third parties due to incomplete, inaccurate or incorrect [***].

8.	Term and Termination

8.1	This Agreement shall become effective with the signing of all Parties (“Effective Date”) and shall terminate on the earlier of:

a)	the effective date of the License and Collaboration Agreement; or

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b)	the day after the Collaboration Long Stop Date.

8.2

Termination of this Agreement shall not affect any rights or obligations which may have accrued prior to the end of the Extended Exclusivity Period. The rights and obligations of the Parties set out in any section intended to survive termination of this Agreement, including this section 8.2 and section 2.3 (No Lock-up of Investment), section 5 (Compensation for Loss of Opportunity), section 6 (Exclusivity Undertaking; insofar as applicable after termination), section 7 (Indemnification for [***]), section 9 (Confidentiality) and section 10 (General Provisions) shall continue in full force and effect notwithstanding termination of this Agreement.

9.	Confidentiality

9.1

“Confidential Information” within the meaning of this provision shall be (i) business and trade secrets as well as (ii) other information, data, documents or files described or marked as confidential or which are to be assumed to be confidential given the circumstances. Confidential Information shall not include any information that

a)	at the time of disclosure was already known to the receiving Party, free of any confidentiality obligations;

b)	is or becomes publicly known through no wrongful act or omission of the receiving Party;

c)	is received by the receiving Party from a third party without similar confidentiality obligations and without breach of any agreement or law; or

d)	is or was independently developed by the receiving Party without use of the Confidential Information.

The Party claiming that specific information is not Confidential Information shall bear the burden of proof in this regard.

9.2

The receiving Party undertakes to maintain confidentiality until further notice with respect to all Confidential Information of the respective other Party that becomes known or is made available to them in connection with this Agreement (including in particular the discussion of the License and Collaboration Agreement), to use such Confidential Information only for the purposes of this Agreement and not to disclose this Confidential Information to third parties without the prior written consent of the disclosing Party. The Parties will take reasonable steps under the circumstances to avoid unauthorized disclosure or use of the other Parties’ Confidential Information.

9.3

Each Party may disclose Confidential Information for the purposes of this Agreement to its officers, employees, directors and members of statutory bodies (including Geschäftsführer) and/or advisors on a need-to-know basis; provided that such recipients are subject to confidentiality obligations similar to the confidentiality obligations of the Parties set forth in this section 9 and the receiving Party duly enforces them vis-à-vis the recipients.

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9.4

The receiving Party may disclose Confidential Information of the disclosing Party (including the contents of this Agreement) only to the extent disclosure is (i) required for the fulfilment of any information and reporting obligations vis-à-vis direct and indirect shareholders of the Parties, (ii) in the course of due diligence reviews and comparable disclosures in the course of corporate mergers, financing projects or other commercial transactions, (iii) made to professional advisors of the Parties, (iv) required by law or official decree, (v) necessary or helpful for the assertion, enforcement or defence of legal claims or for other legal reasons, whether before a court or before authorities, (vi) for tax purposes, or (vii) mutually agreed between the Parties. In the event of disclosures pursuant to (i) through (iii), the receiving Party must ensure that the information is only disclosed under reasonable and customary confidentiality obligations and enforce such obligations. In the event of disclosures pursuant to (iv) through (vi), the receiving Party must take reasonable steps to protect the confidentiality of the information insofar as this is possible under the given circumstances. The Parties agree that this Agreement and the Term Sheet may be, if required by applicable law, to be publicly disclosed as exhibits to WeRide’s registration statement on Form F-1 during an IPO, provided that competitively sensitive information have been redacted and such redaction has been aligned with Bosch.

9.5	Special non-disclosure agreements and statutory regulations on the protection of trade secrets shall remain unaffected by this section 9.

10.	General Provisions

10.1	Capitalized terms used in this Agreement shall have the meaning as set forth in this Agreement and Annex 1 to this Agreement.

10.2	Press releases or other public announcements by a Party related to the Collaboration shall not be issued without the prior written consent by the other Parties.

10.3

Unless set forth otherwise in this Agreement, each Party shall bear its own costs and expenses incurred in connection with this Agreement, including the negotiation and execution of this Agreement and the definitive License and Collaboration Agreement.

10.4

No Party shall be entitled to assign any rights or claims under this Agreement without the prior written consent of the relevant other Party, unless stated otherwise in this Agreement. Unless otherwise set forth herein, no Party shall have the right to offset or withhold any amounts due to another Party, except if and to the extent that the claim of the offsetting Party has been acknowledged in writing by the relevant other Party or granted by a final and binding decision of a competent court.

10.5

This Agreement may be executed in two or more counterparts, each of which, when executed, shall be an original, but all counterparts shall together constitute one and the same instrument. The Parties agree that any one or all Parties may execute this Agreement and any amendment thereof by: (i) a hand-written signature on a hard-copy document or (ii) an electronic signature, whether using qualified or other electronic signatures (e.g., DocuSign®). Delivery by hardcopy, facsimile copy or electronically transmitted copy (e.g., Adobe PDF file format) of this Agreement and any amendment thereof shall be deemed valid and acceptable to the Parties.

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10.6	Any provisions of this Agreement may be amended or waived only if such amendment or waiver is made in writing or by any of the means set forth in section 10.5.

10.7

This Agreement shall be governed by, and construed in accordance with, the laws of the Federal Republic of Germany, excluding the German conflict of law rules and excluding the United Nations Convention on Contracts for the International Sale of Goods (CISG).

10.8

All disputes arising out of or in connection with this Agreement shall be settled finally and exclusively under the Rules of Arbitration of the German Arbitration Institute (“DIS Rules”) by three arbitrators appointed in accordance with the DIS Rules applicable on date of commencement of the arbitration proceedings. Notwithstanding the foregoing, each Party has the right to apply to any court of competent jurisdiction for interim relief. Such a request for interim measures shall not be deemed incompatible with, or a waiver of, this agreement to arbitrate. The legal seat of the arbitration shall be Stuttgart, Germany. The language of the arbitration shall be English. The procedures for the taking of evidence shall be governed by the International Bar Association (IBA) Rules on the Taking of Evidence in International Arbitration as applicable on the date of the commencement of the arbitration proceedings.

10.9

Should any provision of this Agreement be or become invalid or unenforceable, the other provisions of this Agreement shall remain in full force and effect. In such case, the Parties shall agree on such valid and enforceable substitute provision(s) that correspond(s) as closely as possible with the intentions of the Parties at the time of the conclusion of this Agreement. This shall apply mutatis mutandis in the event that this Agreement contains any unintended gaps (unbeabsichtigte Vertragslücken). It is the express intent of the Parties that this section 10.9 shall not only result in a reversal of the burden of proof (Beweislastumkehr) but that section 139 BGB is hereby excluded in its entirety so as to maintain the validity and enforceability of this Agreement to the fullest extent possible.

[Signature page follows]

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Signatures

Robert Bosch GmbH:

Date:	July 23, 2024	Date:	July 23, 2024

	/s/ Tao Jiang		/s/ Martin Koenigsmann
Name:	Tao Jiang	Name:	Martin Koenigsmann
Position:	Authorized Signatory	Position:	Authorized Signatory

Bosch Automotive Products (Suzhou) Co., Ltd.:

Date:	July 23, 2024

/s/ Yongwiao Wu
Name:	Yongwiao Wu
Position:	Authorized Signatory

WeRide Inc.:

Date:	July 23, 2024

/s/ Xu Han
Name:	Xu Han
Position:	Chief Executive Officer

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Wuxi WeRide Intelligent Technology Co., Ltd.:

Date:	July 23, 2024

/s/ Xu Han
Name:	Xu Han
Position:	Authorized Signatory

WeRide Guangzhou Technology Limited Company:

Date:	July 23, 2024

/s/ Xu Han
Name:	Xu Han
Position:	Authorized Signatory

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ANNEX 1 – DEFINITIONS

In this Agreement, the following terms shall have the following meanings:

“Affiliate”	means, with regard to any person or entity, any person or entity that, at the relevant point in time, controls, is controlled by, or is under common control with, such person or entity. As used in this definition, “control” (including the terms “controlling”, “controlled by” and “under com-mon control with”) means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a person or entity, whether through (i) ownership of a majority of the voting power of all issued and outstanding voting shares, (ii) the ability to appoint a majority of the board of directors or other management body, or (iii) contract or otherwise.

“Agreement”	has the meaning set forth in preamble.

“Bosch China”	has the meaning set forth in the Parties’ section.

“Bosch”	has the meaning set forth in the Parties’ section.

“Collaboration Long Stop Date”	has the meaning set forth in section 3.1.

“Collaboration”	has the meaning set forth in section 1.1.

“Compensation Due Date”	has the meaning set forth in section 5.1.

“Compensation Payment”	has the meaning set forth in section 5.1.

“Confidential Information”	has the meaning set forth in section 9.1.

“Convertible Loan Agreement”	has the meaning set forth in section 2.2.

“DIS Rules”	has the meaning set forth in section 10.8.

“Effective Date”	has the meaning set forth in section 8.1.

“Exclusivity Period”	has the meaning set forth in section 6.1.

“Extended Exclusivity Period”	has the meaning set forth in section 6.2.

“[***]”	has the meaning set forth in preamble (F).

“Investment”	has the meaning set forth in preamble 2.1.

“Investment Long Stop Period”	has the meaning set forth in section 2.2.

“IPO”	has the meaning set forth in section 2.2.

“License and Collaboration Agreement”	has the meaning set forth in section 3.1.

“Party/-ies”	has the meaning set forth in preamble.

“Product”	has the meaning set forth in preamble (C).

“Target Territory”	has the meaning set forth in section 1.1.

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“Term Sheet”	has the meaning set forth in section 1.2.

“WeRide China”	has the meaning set forth in the Parties’ section.

“WeRide Group”	means WeRide and its Affiliates (however, excluding the shareholders of WeRide).

“WeRide Software Deliverables”	has the meaning set forth in section 1.2.

“WeRide”	has the meaning set forth in the Parties’ section.

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ANNEX 2 – TERM SHEET FOR LICENSE AND COLLABORATION AGREEMENT

Key Terms of the License and Collaboration Agreement

(“Term Sheet”)

SUBJECT MATTER

1. Parties

•  Bosch Automotive Products (Suzhou) Co., Ltd., ***** (“Bosch”);

•  Wuxi WeRide Intelligent Technology Co., Ltd., ***** (“WeRide”; Bosch and WeRide collectively the “Parties”, and each individually a “Party”).

•  WeRide Inc., ***** (“Guarantor”)

2. Subject of the Collaboration

•  The Parties collaborate in the development and distribution of an L2 [***] driver assistance system for passenger vehicles with 7 or fewer seats (including driver seat) comprising (i) driving functionalities for highway (Highway Navigate on Autopilot – H-NOA) and urban scenarios (Urban Navigate on Autopilot – U-NOA) and/or (ii) parking functionalities in combination with driving functionalities for urban scenarios (Urban Navigate on Autopilot – U-NOA) (“Product”). Navigation on Autopilot means a function that enables autonomous driving (SAE level L2) from point to point based on navigation route planning in highway/urban environment.

•  The Parties intend to, inter alia, introduce the Product, to end customers in the [***] market (“Target Territory”; the intention, including the steps set forth in sections 7 to 9 of this Term Sheet, collectively the “Collaboration”). For the avoidance of doubt, Products manufactured by OEMs in the Target Territory intended for end customers outside the Target Territory are not included in the scope of the Collaboration.

3. Extension of the Collaboration	Upon request of Bosch, the Parties shall negotiate in good faith an amendment or addendum to the License and Collaboration Agreement for an extension of the Collaboration to further territories. In the event the WeRide Software Deliverables shall be delivered to countries outside the Target Territory, WeRide shall ensure that the WeRide Software Deliverables fulfil the applicable international standards and the delivery of WeRide Software Deliverables to such other countries does not violate any applicable export control laws and regulations.

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EXCLUSIVITY

4. Exclusivity scope

•  During the Exclusivity Period,

•  subject to the below, without the prior written consent of WeRide, Bosch shall not, and shall cause its Affiliates not to, on its own, in collaboration with or through third parties, enter into or perform any agreement (except for agreeing on proofs of concept after expiry of [***] of the Initial Exclusivity Period) or deliver to any customer the Products or other products with the same or similar functionality in the Target Territory (excluding products intended for end customers outside the Target Territory) unless WeRide or its Affiliates are involved in the development of such products and are entitled to the Royalty; and

•  without the prior written consent of Bosch, WeRide shall not, and shall cause its Affiliates not to, on its own, in collaboration with or through third parties, enter into or perform any agreement (except for agreeing on proofs of concept after expiry of [***] of the Initial Exclusivity Period) or deliver the Products, the WeRide Software Deliverables (or substantial parts thereof, excluding any submodules) or other products or software with the same or similar functionality (excluding products intended for end customers outside the Target Territory) to any customer other than Bosch, Bosch China or their Affiliates in the Target Territory.

•  Bosch and/or any of its Affiliates’ performance of customer and/or collaboration agreements in connection with development and/or delivery of the Products or other products with same or similar functionality existing at the Effective Date shall not constitute breach of the exclusivity commitment.

•  For the avoidance of doubt, the Parties and/or their Affiliates shall not be prohibited to develop the Product or other products with the same or similar functionality for the Target Territory, provided any delivery to a customer during the Exclusivity Period shall be strictly prohibited as set forth above.

5. Exclusivity period

•  The exclusivity commitment shall initially apply for [***] years from the effective date of the Agreement on Subsequent Collaboration between the Parties, Robert Bosch GmbH, Guarantor (“Initial Exclusivity Period”).

•  The Initial Exclusivity Period shall be extended by one subsequent [***] year term (“Extended Exclusivity Period”; together with the Initial Exclusivity Period, the “Exclusivity Period”) automatically if the business target for the Initial Exclusivity Period (i.e. [***]) has been met.

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•  If [***], by the end of the Initial Exclusivity Period, the Initial Exclusivity Period shall automatically extend by [***]. If by the end of this period, [***], the Extended Exclusivity Period shall retroactively come into effect.

•  The Parties may extend the Initial Exclusivity Period or the Extended Exclusivity Period by mutual agreement.

6. Contractual penalty

•  In the event of any violation by a Party of the exclusivity obligations, the violating Party agrees to pay to the other Party a contractual penalty of USD [***] (in words: [***]). Sales and deliveries to different customers shall be regarded as separate violations; in the event of a continuous sale/delivery of the same products to the same customer, the contractual penalty shall be due again for each commenced month of violation.

•  Further rights and claims in connection with any violation, including the claim for injunctive relief and any claims for damages, against which the contractual penalty shall be applied, shall remain unaffected.

DEVELOPMENT OF THE PRODUCT

7. General

•  Both Parties shall ensure that they are using the latest technology according to the applicable state of the art in the development of the Product.

•  The software involved in the Product includes, but is not limited to, [***]. The basic structure is set forth below [***]:

•  Bosch shall be responsible [***], e.g. [***]. [***].

•  WeRide shall be responsible [***] as set forth in section 8 (“WeRide Software Deliverables”).

8. Responsibilities of WeRide

•  WeRide shall undertake the following tasks in the development of the Product:

•  WeRide shall develop, verify and provide the WeRide Software Deliverables which Bosch integrates into the Product. The WeRide Software Deliverables shall include [***].

•  If Bosch is the radar supplier, WeRide shall [***].

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•  The [***] functionalities shall include the following: [***]

•  The [***] functionalities shall include the following: [***]

•  The WeRide Software Deliverables shall include [***].

•  [***] shall be provided for [***]. Information concerning [***] must be provided [***]. The WeRide Software Deliverables shall also include [***].

•  The WeRide Software Deliverables must fulfill the key performance indicators (e.g. [***]) described in the License and Collaboration Agreement.

9. Responsibilities of Bosch

•  Bosch shall undertake the following tasks for the development of the Product:

•  Bosch shall provide reasonably necessary information and support to WeRide in the development of the WeRide Software Deliverables;

•  If Bosch is the radar supplier, Bosch shall provide [***];

•  Bosch shall undertake the system integration of WeRide’s and Bosch’s software deliverables;

•  Bosch shall declare release of the final Product, [***].

•  The Parties intend that the design of the system architecture shall initially be based on [***]. However, the Parties may agree on a different [***], e.g. [***]. If the Parties agree on a different [***], the milestones in the Project Plan shall be adapted accordingly.

10. Development fleet

•  The Parties shall co-design the development fleet hardware architecture of the data collection vehicles. WeRide shall be responsible to develop and operate a development fleet of data collection vehicles and to collect an amount of data sufficient for the Collaboration. If commercially (with the same technical sufficiency) and/or technically beneficial for the Collaboration, data labelling shall be conducted by a third party agreed by the Parties. All collected data is uploaded to WeRide’s cloud initially for de-identification before being transferred to any third-party cloud tenant. WeRide shall ensure that the data collection and labelling is in compliance with applicable laws.

•  The hardware costs (to be further specified in the License and Collaboration Agreement) and the cost for data collection with regard to all functions, including data logging, transfer, storage and labeling, shall be [***].

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•  All data collected and/or labelled in connection with the Collaboration (“Development Data”) shall be freely accessible to both Parties for development purposes. Both Parties shall be entitled to use the collected and labeled Development Data. Bosch shall have the right to copy the Development Data to Bosch’s cloud (insofar as in compliance with applicable laws).

•  WeRide shall provide live demos of the tool pipeline in connection to the WeRide Software Deliverables in its data compliance room as well as facilitate and support knowledge sharing and technical exchange as necessary for the Collaboration, e.g. [***].

11. Software delivery

•  Unless otherwise set forth in the License and Collaboration Agreement, required by Bosch for release of the Product or required by a customer, WeRide shall deliver the WeRide Software Deliverables to Bosch according to the Project Plan with all open Application Programming Interfaces (APIs) necessary to enable [***] (“Grey-box Delivery”).

•  The Grey-box Delivery of the WeRide Software Deliverables shall be complemented by a detailed description of the software architecture and interfaces (including the corresponding KPIs and quality metrics), and sufficient information on data and training pipeline and data structure (including for ISO compliant release) to enable [***] (“Delivery Description”). In addition, WeRide shall deliver a complete set of the process documents required by the XC-AS system/software development process landscape of Bosch (“Delivery Documents”, the Grey-box Delivery, the Delivery Description and the Delivery Documents, together the “Deliverables”).

•  Bosch shall have the right to conduct audits at WeRide’s premises, facilities and/or systems regarding the proper conformity of the WeRide Software Deliverables with automotive standards, such as ISO26262, SOTIF or ASPICE. WeRide shall facilitate such audits and provide all evidence required for compliance with the relevant automotive standards during such audits.

12. Specification of tasks and technical details

•  The License and Collaboration Agreement will contain further technical definitions, in particular, key performance indicators (KPI) and quality metrics, information on necessary interfaces and responsibilities matrixes ([***]) which shall be discussed and agreed by the Parties in good faith without delay.

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•  Unless not possible or unreasonable, WeRide shall be obligated to fulfill any specific customer requirements (“Customer-specific Requirements”) with regard to the Deliverables without additional remuneration. The technical requirements shall be aligned by the Parties. WeRide shall be obligated to enter into additional project agreements with Bosch under the License and Collaboration Agreement which reflect the Customer-specific Requirements (each a “Project Agreement”).

13. Project Plan

•  The License and Collaboration Agreement will contain a detailed project plan (including intermediary milestones) (“Project Plan”) which shall be discussed and agreed by the Parties in good faith without delay.

DISTRIBUTION OF THE PRODUCT

14. Responsibilities of the Parties

•  Bosch shall be entitled to market, sell, deliver, maintain, support and/or otherwise service the Product, whether directly or through any third party, to customers in the Target Territory (Tier1).

•  WeRide will be the sub-supplier for the Deliverables to Bosch (Tier2) and, in particular, individualize the Deliverables with regard to Customer-specific Requirements and provide the Deliverables and/or provide maintenance, support or other service with regard to the Deliverables.

•  WeRide shall be involved [***] with respect to technical aspects only insofar as necessary.

•  All series data typically belongs to OEM. The usage of the series vehicle data needs to be aligned with data contract between OEM and the Parties.

IP RIGHTS

15. General

•  Guarantor shall procure that WeRide either holds or is granted sufficient rights to the Deliverables, including the WeRide Software Deliverables, to fulfil its obligations under the License and Collaboration Agreement, in particular to grant the rights in the Deliverables to Bosch and to fulfill its escrow and release obligations as set forth in the License and Collaboration Agreement.

16. IP rights for Development

•  WeRide grants to Bosch a non-exclusive, non-transferable and non-sub-licensable (except to Affiliates in connection with the Collaboration), royalty-free license to use its or its Affiliates’ relevant intellectual property rights with respect to the Deliverables as reasonably necessary for Bosch to fulfil its obligations in relation to the development of the Product under the License and Collaboration Agreement (in particular for system integration, test and release).

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•  Bosch shall grant WeRide a non-exclusive, non-transferable and non-sub-licensable, royalty-free license to use its or its Affiliates’ relevant intellectual property rights as reasonably necessary for WeRide to fulfil its obligations in relation to the development of the Product under the License and Collaboration Agreement (in particular for development of the Deliverables).

17. IP rights for Distribution	WeRide grants Bosch the non-exclusive, sub-licensable, perpetual, irrevocable right to use its or its Affiliates’ relevant intellectual property rights with respect to the Deliverables as reasonably necessary to manufacture, test, release, advertise, demonstrate, distribute the Product to/for customers in Target Territory that have prior been aligned with WeRide. WeRide’s obligations to maintain, support or otherwise service the Products with regard to the Deliverables will be further specified in the License and Collaboration Agreement.

18. Representations and warranties	The License and Collaboration Agreement will contain adequate representations and warranties of WeRide regarding the intellectual property rights with respect to the Deliverables.

REMUNERATION AND ROYALTIES

19. Non-recurring expenses

•  The non-recurring expenses incurred by the Parties in the development of the Product (“NRE”) are composed of expenses for both hardware and software as follows: NRE total = NRE hardware + NRE software.

•  Each Party shall bear [***] NRE, unless and to the extent Bosch is compensated for NRE by a respective customer. In such case, [***].

•  [***].

20. Royalties

•  The revenue from the sale of the Product is composed of revenue with respect to both hardware and software as follows: Revenue total = revenue hardware + revenue software.

•  WeRide shall receive a royalty for the grant of distribution rights to the Deliverables in the amount of [***] (“Royalty”).

•  [***].

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21. Audit

•  WeRide shall have the right to appoint either Deloitte, EY (Ernst & Young), KPMG or PricewaterhouseCoopers (PWC) to, upon six (6) weeks’ notice, audit the split of NRE (if applicable) and/or the correctness of the Royalty calculation. WeRide shall not audit Bosch more than once a year. Any audit shall be conducted during ordinary business hours of Bosch and without interruption of Bosch’s business operations.

•  WeRide shall bear any costs for such audit, unless the audit reveals an underpayment of more than [***] to WeRide, in which case Bosch shall bear the audit costs.

22. Payment terms	• Bosch shall calculate and report the Royalty to WeRide [***]. • Bosch shall pay any invoiced amounts within [***] calendar days from the date of receipt of the respective invoice.

SOFTWARE ESCROW

23. Escrow obligations

•  No later than [***] months after the Effective Date (or the signing of a customer agreement for the Product, if earlier), WeRide shall deposit the following objects (together the “Escrow Objects”) on a commercially available data carrier or electronically with a reputable escrow agent agreed and contracted by the Parties by way of an adequate escrow agreement (“Escrow Agreement”): [***]

•  The Escrow Objects must be complete and enable an average experienced software developer to understand the Escrow Objects within a reasonable time and Bosch to maintain, support, service and/or further develop the Deliverables.

•  WeRide shall initially deposit the first version of the Escrow Objects (including the first version delivered to a customer of the WeRide Software Deliverables). In the following, WeRide shall deposit a new, enhanced, updated, upgraded or otherwise modified version of the Escrow Objects without undue delay, at least on [***] basis and additionally, [***].

•  After release of the Escrow Objects, WeRide shall ensure that Bosch is fully capable of using the Escrow Objects and conduct a training camp for Bosch associates who will take over the software development, maintenance, support and/or other service from WeRide (e.g. software build and re-train cycles). The License and Collaboration Agreement shall foresee further details (including manner, higher frequency of deposit etc.) which the Parties shall discuss and agree in good faith.

24. Release events

In the following events (each an “Release Event”), the Escrow Objects shall be released to Bosch upon request:

•  WeRide has lost capability to perform its obligations under the License and Collaboration Agreement other than due to force majeure (“Release Event A”), which, in particular, shall be deemed to exist in the following events:

•  (Application for) bankruptcy or insolvency of WeRide under applicable laws;

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•  Transfer of WeRide’s or its relevant Affiliates’ intellectual property rights to the Deliverables, unless a back-license has been granted to WeRide securing its obligations under the License and Collaboration Agreement; or

•  Suspension of performance by WeRide of its obligations under the License and Collaboration Agreement for more than [***] days other than due to a force majeure event or failure of Bosch or a customer to fulfil its cooperation obligations.

•  It is likely that WeRide will lose capability to perform its obligations under the License and Collaboration Agreement (“Release Event B”), which, in particular, shall be deemed to exist in the following events:

•  Based on its audited consolidated financial statements according to IFRS or US GAAP, WeRide Group’s immediately available unrestricted funds at the end of any quarterly period fall below USD[***] (in words: [***]);

•  Exit of all key personnel from the WeRide Group (i.e. [***]);

•  Suspension of performance by WeRide of its obligations under the License and Collaboration Agreement for more than [***] days (or, in case of a pandemic, [***] days) due to a force majeure event (including regulatory suspension causes);

•  Breach of exclusivity by entities of the WeRide Group; or

•  Direct or indirect change of control in WeRide (i.e. (i) a sale of all or substantially all of the assets of WeRide determined on a consolidated basis to a third party; (ii) a merger, reorganization, or consolidation involving WeRide in which the voting shares of WeRide outstanding immediately prior to such transaction represent or are converted into or exchanged for shares of the surviving or resulting entity immediately upon completion of such transaction which represent less than 50 percent (50%) of the outstanding voting power of such surviving or resulting entity; (iii) the acquisition by a third party of voting shares of WeRide representing more than fifty percent (50%) voting power of all issued and outstanding voting shares of WeRide in a single transaction or series of related transactions; (iv) a change of power to, directly or indirectly, direct, or cause the direction of, the management and policies of WeRide; or (v) a direct or indirect acquisition of more than thirty-three percent (33%) of voting power or acquisition of veto rights with respect to the management decisions of WeRide by a third party (a) which is listed on the Specially Designated Nationals and Blocked Persons List (SDN) by the United States government or on a comparable list issued by the European Union, or (b) which, directly or indirectly, causes WeRide or any of its Affiliates to be involved in the development of weapons or nuclear technology. If any of the foregoing direct or indirect change of control events occur, WeRide shall inform Bosch thereof without undue delay.

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25. Rights of use

•  With the deposit of the Escrow Object and subject to the condition precedent of (i) the respective Release Event and (ii) payment of the respective Release Royalties, WeRide grants to Bosch (each “Escrow Right of Use”)

•  in the event of the occurrence of a Release Event A, the non-exclusive, sub-licensable, perpetual, irrevocable and worldwide right to use the Escrow Objects, in source and object code, as reasonably necessary to manufacture the Product and/or customize or otherwise modify, test, release, distribute and maintain, support or otherwise service the Product and/or the Escrow Objects to/for customers that have prior been aligned with WeRide; and

•  in the event of the occurrence of a Release Event B, the non-exclusive, sub-licensable, perpetual, irrevocable and worldwide right to use the Escrow Objects, in source and object code, as reasonably necessary to manufacture the Product and/or customize or otherwise modify, test, release, distribute and maintain, support or otherwise service the Products and/or the Escrow Objects to/for an unlimited amount of customers worldwide.

•  In each case, the scope of rights shall be comparable to the scope of rights according to section 3.3 of the [***] Agreement. Bosch shall only exercise its rights to the Escrow Objects in case of the respective Release Event.

26. Release Royalties

•  For the Release Event A, the grant of rights shall be [***] (“Release Royalty A”).

•  For the Release Event B, the grant of rights shall be [***] (“Release Royalty B”, each Release Royalty A or Release Royalty B, a “Release Royalty”).

•  For the avoidance of doubt, with payment of the Release Royalty (or, in case [***], with the release), the Royalty shall cease to apply.

SECURITY AND LIABILITY
27. Securities	Guarantor shall become a Party to the License and Collaboration Agreement and the Escrow Agreement to act as a joint-liability surety for WeRide’s obligations under the respective agreements.

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28. Liability	Unless otherwise set forth in this Term Sheet, there shall be no limitation on WeRide’s liability.

GOVERNANCE

29. Continuous hand-over	During the term of the License and Collaboration Agreement, WeRide shall be continuously be obliged to offer and provide training and support to Bosch in connection with the Deliverables to enable Bosch to fulfill its customer agreements.

30. Project management

•  The Parties shall set up a joint architectural board (“Joint Architectural Board”). The Joint Architectural Board shall meet on a regular basis to review technological progress and collaboration patterns to ensure success in the Target Territory.

•  The Parties shall each appoint a competent project manager which shall be responsible in respect of all matters relating to the License and Collaboration Agreement (“Project Manager”). The Project Managers shall meet quarterly to review the relationship between the Parties and bi-annually to conduct a general business and success review of the Collaboration.

31. Visiting workers

•  Each Party shall provide a visitor office environment at its premises/facilities for the other Parties’ employees if and as required.

•  Each Party shall, and shall ensure that its visiting employees observe the other Party’s house rules, safety regulations and other general regulations applicable to external visitors.

TERM AND TERMINATION

32. Term

•  The License and Collaboration Agreement shall become effective with signature of both Parties (“Effective Date”).

•  The License and Collaboration Agreement shall have a term of [***] years (“Term”). The Parties may extend the term by mutual agreement.

•  Subject to further details agreed in the License and Collaboration Agreement, WeRide shall provide maintenance, support and other continuous services for the Deliverables under the License and Collaboration Agreement for the longer period of either (i) [***] years from the release of relevant Product; or (ii) until the end of life of each (individualized) Product as agreed between Bosch and a customer and communicated by Bosch to WeRide at reasonable terms and conditions to be set forth in the License and Collaboration and/or the respective Project Agreement. For the avoidance of doubt, the foregoing obligations shall, with respect to a (individualized) Product, end with the end of life of such Product.

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33. Termination rights

•  Bosch shall be entitled to terminate the License and Collaboration Agreement for the following reasons (“Bosch Termination Right”):

•  WeRide has lost capability to perform its obligations under the License and Collaboration Agreement other than due to force majeure (in particular, in case of (application for) bankruptcy or insolvency of WeRide under applicable laws) (“Bosch Termination Right A”);

•  WeRide is in material breach of any of the provisions of the License and Collaboration Agreement and, in case of a breach which is capable of remedy, fails to remedy the same within [***] days after receipt of a notice of the breach and requiring it to be remedied (“Bosch Termination Right B”); or

•  Suspension of performance under the License and Collaboration Agreement by WeRide for more than [***] days (or, in case of a pandemic, [***] days) due to a force majeure event (including regulatory suspension causes) (“Bosch Termination Right C”).

•  WeRide shall be entitled to terminate the License and Collaboration Agreement for the following reasons (“WeRide Termination Right”):

•  Bosch has lost capability to perform its obligations under the License and Collaboration Agreement other than due to force majeure (in particular, in case of (application for) bankruptcy or insolvency of Bosch under applicable laws) (“WeRide Termination Right A”);

•  Bosch is in material breach of any of the provisions of the License and Collaboration Agreement and, in case of a breach which is capable of remedy, fails to remedy the same within [***] days after receipt of a notice of the breach and requiring it to be remedied (“WeRide Termination Right B”); or

•  Suspension of performance under the License and Collaboration Agreement by Bosch for more than [***] days (or, in case of a pandemic, [***] days) due to a force majeure event (including regulatory suspension causes) (“WeRide Termination Right C”).

34. Effects of termination	• In case of termination by Bosch, the following shall apply: • In case of termination under Bosch Termination Right A, the respective Escrow Right of Use and Release Royalty shall apply.

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•  In case of termination under Bosch Termination Right B, the respective Escrow Right of Use and Release Royalty shall apply (if applicable). In addition, Bosch shall, at its sole discretion, have the right to request WeRide to grant to Bosch a continuous right to use the Deliverables as set forth under the License and Collaboration Agreement against payment of a royalty calculated based on the Royalty minus an appropriate discount (but without the obligation to align on customers). The foregoing shall be without prejudice to any other rights and claims due to the respective material breach, but, in case of an escrow release, damages claims of Bosch due to the material breach shall be limited to the respective Release Royalty.

•  In case of termination under Bosch Termination Right C, the respective Escrow Right of Use and Release Royalty shall apply. However, Bosch shall, at its sole discretion, have the right to request WeRide to grant to Bosch a continuous right to use the Deliverables as set forth under the License and Collaboration Agreement against payment of an amount equal to the Royalty (but without the obligation to align on customers).

•  In case of termination by WeRide, the following shall apply:

•  In case of termination under WeRide Termination Right A, the Parties shall agree on a market typical and adequate compensation by Bosch for WeRide’s loss in NRE software.

•  In case of termination under WeRide Termination Right B, (i) the Parties shall agree on a market typical and adequate compensation by Bosch for WeRide’s loss in NRE software, and (ii) WeRide is entitled to a compensation equal to the amount of Royalties under customer projects already acquired before the termination as if the termination had not occurred, and (iii) Bosch shall, at its sole discretion, have the right to request WeRide to grant to Bosch a continuous right to use the Deliverables as set forth under the License and Collaboration Agreement against payment of an amount equal to the Royalty (but without the obligation to align on customers).

•  In case of termination under WeRide Termination Right C, Bosch shall, at its sole discretion, have the right to request WeRide to grant to Bosch a continuous right to use the Deliverables as set forth under the License and Collaboration Agreement against payment of an amount equal to the Royalty minus a reasonable discount (but without the obligation to align on customers).

MISCELLANEOUS

35. Further provisions	If the Parties agree on additional provisions, they shall be no less favorable for Bosch than the corresponding provisions of the cooperation agreement between the Parties of [***] regarding the project “[***]” (“[***] Agreement”).

36. Governing law	The License and Collaboration Agreement shall be governed by, and construed in accordance with, the laws of the People’s Republic of China.

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37. Export Control

•  WeRide shall, or shall ensure that its Affiliates, inform Bosch in their business documents, or by other means of communication as specified by Bosch (e.g. platforms), about any applicable requirements or restrictions for the (re-) export of the Deliverables under all applicable national and international export control and customs regulations as well as under the export control and customs regulations of the country of origin of the Deliverables (where applicable).

•  If requested by Bosch in writing, WeRide shall, or shall ensure that its Affiliates, provide reasonable assistance to Bosch and/or any Bosch Affiliates designated by Bosch to complete applicable export control procedures in respect of the Deliverables.

•  To the extent permitted by applicable laws and regulations, WeRide shall be responsible to complete applicable export control procedures in respect of WeRide’s intellectual property license immediately after the execution of the License and Collaboration Agreement.

38. Agreement on Subsequent Collaboration	Upon effectiveness of the License and Collaboration Agreement, the Agreement on Subsequent Collaboration between the Parties, Robert Bosch GmbH, Guarantor shall terminate.

39. “Definitions	„Affiliate“

means, with regard to any person or entity, any person or entity that, at the relevant point in time, controls, is controlled by, or is under common control with, such person or entity. As used in this definition, “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a person or entity, whether through (i) ownership of a majority of the voting power of all issued and outstanding voting shares, (ii) the ability to appoint a majority of the board of directors or other management body, or (iii) contract or otherwise.

	“Bosch Termination Right A”	has the meaning set forth in section 32.

	“Bosch Termination Right B”	has the meaning set forth in section 32.

	“Bosch Termination Right C”	has the meaning set forth in section 32.

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“Bosch Termination Right”	has the meaning set forth in section 32.

“Bosch”	has the meaning set forth in section 1.

“Collaboration”	has the meaning set forth in section 2.

“Customer-specific Requirements”	has the meaning set forth in section 12.

“Deliverables”	has the meaning set forth in section 11.

“Delivery Description”	has the meaning set forth in section 11.

“Delivery Documents”	has the meaning set forth in section 11.

“Development Data”	has the meaning set forth in section 10.

“Development Plan”	has the meaning set forth in section 13.

“Effective Date”	has the meaning set forth in section 31.

“Escrow Agreement”	has the meaning set forth in section 22.

“Escrow Objects”	has the meaning set forth in section 22.

“Escrow Right of Use”	has the meaning set forth in section 24.

“Exclusivity Period”	has the meaning set forth in section 5.

“Extended Exclusivity Period”	has the meaning set forth in section 5.

“Grey-box Delivery”	has the meaning set forth in section 11.

“Guarantor”	has the meaning set forth in section 1.

“Initial Exclusivity Period”	has the meaning set forth in section 5.

“Joint Architectural Board”	has the meaning set forth in section 29.

“NRE”	has the meaning set forth in section 18.

“OEM”	has the meaning set forth in section 5.

“Party/-ies”	has the meaning set forth in section 1.

“Product”	has the meaning set forth in section 2.

“Project Agreement”	has the meaning set forth in section 12.

“Project Manager”	has the meaning set forth in section 29.

“Project Plan”	has the meaning set forth in section 13.

“Release Event A”	has the meaning set forth in section 23.

“Release Event B”	has the meaning set forth in section 23.

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“Release Event”	has the meaning set forth in section 23.

“Release Royalty A”	has the meaning set forth in section 25.

“Release Royalty B”	has the meaning set forth in section 25.

“Release Royalty”	has the meaning set forth in section 25.

“Royalty”	has the meaning set forth in section 19.

“Target Territory”	has the meaning set forth in section 2.

“Term Sheet”	has the meaning set forth in the header.

“Term”	has the meaning set forth in section 31.

“[***] Agreement”	has the meaning set forth in section 34.

“WeRide Group”	means Guarantor and its Affiliates (however, excluding the shareholders of Guarantor).

“WeRide Software Deliverables”	has the meaning set forth in section 7.

“WeRide Termination Right A”	has the meaning set forth in section 32.

“WeRide Termination Right B”	has the meaning set forth in section 32.

“WeRide Termination Right C”	has the meaning set forth in section 32.

“WeRide Termination Right”	has the meaning set forth in section 32.

“WeRide”	has the meaning set forth in section 1.

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